Exhibit 99.1

National & Retail Trades and First Call

For release: February 5, 2009 at 8:30 AM (EST)

KOHL'S CORPORATION REPORTS JANUARY COMPARABLE STORE SALES

MENOMONEE FALLS, WI, -- (Business Wire) –February 5, 2009 -- Kohl’s Corporation (NYSE: KSS) reported today that total sales for the four-week month ended January 31, 2009 decreased 9.0 percent from the four-week month ended February 2, 2008.  On a comparable store basis, sales decreased 13.4 percent.

Total sales for the year decreased 0.5 percent from the prior year.  On a comparable store basis, sales for the year decreased 6.9 percent.

Kevin Mansell, Kohl’s president and chief executive officer, commented, “As expected, January sales results were impacted negatively by significantly lower seasonal clearance inventory levels. These lower levels were a result of improved inventory management and have positioned us positively for the transition to spring. We intend to continue to plan sales conservatively and flow receipts accordingly in 2009.”

Given the better-than-expected January sales and continued strong inventory and expense management, the Company now expects to exceed the current First Call consensus of $0.99 per diluted share for the fiscal fourth quarter.

January Sales Summary
($ in millions)
	Fiscal Period Ended		% Change This Year
	Jan. 31,	Feb. 2,	All	Comp
	2009	2008	Stores	Stores
Month	$ 720.3	$ 791.4	-9.0%	-13.4%
Quarter	5,235.5	5,487.3	-4.6%	-9.1%
Year	16,388.9	16,473.7	-0.5%	-6.9%

As of January 31, 2009, the Company operated 1,004 stores in 48 states, compared to 929 in 47 states at the same time last year.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message, which will be available for 36 hours, from 8:30 AM EST on Thursday, February 5, until 8:30 PM EST on Friday, February 6.  The toll-free, dial-in number for the replay is (888) 360-2596. (No pass code is required.)

Fourth Quarter Earnings Release

Kohl’s Corporation will release its fourth quarter earnings on February 26, 2009 at 4:00 PM (EST). A conference call is scheduled at 5:00 PM (EST).

Investors will have the opportunity to listen to the conference call by dialing (706) 902-0486, using Conference ID 82646090, ten minutes prior to the start of the call.  A replay of the call will also be accessible from 6 PM EST February 26 through March 26, 2009. To listen to the replay, dial (706) 645-9291, and use Conference ID 82646090.

In addition, the call will be web cast live over the Internet through the Company's web site located at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm. To participate in the conference, register at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c= 60706&eventID=2079421 at least ten minutes prior to the call to download and install any necessary audio software.  (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field.  Remove the extra space if one exists.) The web cast will be available for 30 days.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS - News) is a family-focused, value-oriented specialty department store offering moderately-priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. Kohl’s operates 1,004 stores in 48 states. A company committed to the communities it serves, Kohl’s has raised more than $102 million for children’s initiatives nationwide through its Kohl’s Cares for Kids® philanthropic program. For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464